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                                                                       EXHIBIT 8
                            REED SMITH SHAW & MCCLAY


                             2500 ONE LIBERTY PLACE

                               1650 MARKET STREET                 HARRISBURG, PA
                                                                      McLEAN, VA
                       PHILADELPHIA, PENNSYLVANIA 19103-7301        NEW YORK, NY
                                                                      NEWARK, NJ
WRITER'S DIRECT NUMBERS:          215-851-8100                    PITTSBURGH, PA
PHONE 215-851-8208                                                 PRINCETON, NJ
FAX 215-851-1420                FAX 215-851-1420                  WASHINGTON, DC
INTERNET wlkotzen@rssm.com
                                  June __, 1997


Crown American Realty Trust
Pasquerilla Plaza
Johnstown, Pennsylvania  15901-0879

                  Re:  FEDERAL INCOME TAX CONSEQUENCES

Ladies and Gentlemen:

                  We have acted as counsel to Crown American Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with its issuance of preferred shares of beneficial interest of the Company pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on June __, 1997 as amended as of the date it became effective (the "Registration Statement").

                  You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of the securities described above in connection with the issuance described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company, Crown American Properties, L.P. (the "Operating Partnership") and Crown American Financing Partnership (the "Financing Partnerships" and collectively, the "Partnerships"). We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and the Partnerships with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

                  In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.


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REED SMITH SHAW & MCCLAY

Crown American Realty Trust
June __, 1997
Page 2

                  Based on such facts, assumptions and representations, it is our opinion that:

                  1. Commencing with the Company's taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the representations by the Company and the Partnerships will enable the Company to satisfy the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986 (the "Code").

                  2. The statements in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations to Crown of its REIT Election" and in the prospectus supplement relating thereto under the caption "Certain Federal Income Tax Consequences" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

                  No opinion is expressed as to any matter not discussed herein.

                  This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to satisfy, through actual annual operating results, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

                  This opinion is rendered only to you, and is solely for your use in connection with the issuance of preferred shares by the Company pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus supplement related thereto.

                                                        Very truly yours,


                                                        REED SMITH SHAW & McCLAY

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